UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 24, 2003

                                 MEDIABAY, INC.
             (Exact name of registrant as specified in its charter)

           FLORIDA                        1-13469                65-0429858
(State or other jurisdiction           (Commission            (I.R.S. Employer
      of incorporation)                File Number)          Identification No.)

          2 Ridgedale Avenue, Suite 300, Cedar Knolls, New Jersey 07927
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (973) 539-9528

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Item 4. Changes in Registrant's Certifying Accountants

            On June 24, 2003, MediaBay, Inc. (the "Company") dismissed Deloitte & Touche LLP ("D&T"), the Company's former independent certified public accountants. During neither of the past two years ended December 31, 2002 did the reports of D&T on the financial statements of the Company contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to dismiss D&T as the Company's independent certified public accountants was made by the Audit Committee of the Board of Directors of the Company. During the Company's two most recent fiscal years and subsequent period up to June 24, 2003, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

            On June 24, 2003, the Company engaged Amper Politziner & Mattia, P.C. to serve as the Company's independent certified public accounts.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (c)   Exhibit

            Exhibit 1 - Letter, dated June 25, 2003 from D&T


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         MEDIABAY, INC.


                                         By: /s/ John F. Levy
                                             ------------------
                                             John F. Levy
                                             Executive Vice President and
                                             Chief Financial Officer

Date: June 26, 2003


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